Exhibit 10.4 (1 of 2)

PRESIDENT - ROBERT C. BARG VICE PRESIDENTS ALLEN E. EVANS, JR. RANDOLPH K. GREEN JOHN G. HATTNER C. H. (SCOTT) REES III DANNY D. SIMMONS DAN PAUL SMITH THOMAS M. SOUERS

April 29, 2016

Dr. José Antonio González Anaya

Petróleos Mexicanos

Avenida Marina Nacional No. 329

Torre Ejecutiva, Piso 44

Colonia Verónica Anzures

11300 Ciudad de México

México

Dear Dr. González Anaya:

In accordance with your request, we have audited the estimates prepared April 22, 2016, by Pemex Exploración y Producción (PEP), as of January 1, 2016, of the gross (100 percent) proved reserves in 78 fields located in Poza Rica-Altamira District, Mexico. The Political Constitution of the United Mexican States provides that the Mexican nation owns all petroleum and other hydrocarbon reserves for these fields; however, these fields are currently operated by PEP. In accordance with the Energy Reform of 2014, the estimates in this report represent the gross (100 percent) proved reserves to be produced within the economic life of the properties. Economic analysis was performed by PEP only to confirm economic producibility and determine economic limits for the properties. We have examined the estimates with respect to reserves quantities, reserves categorization, and future producing rates, using the definitions set forth in U.S. Securities and Exchange Commission (SEC) Regulation S-X Rule 4-10(a). The estimates of reserves have been prepared in accordance with the definitions and regulations of the SEC and conform to the FASB Accounting Standards Codification Topic 932, Extractive Activities—Oil and Gas. We completed our audit on or about the date of this letter. This report has been prepared for Petróleos Mexicanos’ use in filing with the SEC; in our opinion the assumptions, data, methods, and procedures used in the preparation of this report are appropriate for such purpose.

The following table sets forth PEP’s estimates of the gross (100 percent) reserves, as of January 1, 2016, for the audited properties:

	Gross (100%) Reserves
Category	Crude Oil (MMBBL)	Condensate (MMBBL)	Plant Liquids (MMBBL)	Dry Gas(1) (MMBOE)	BOE (MMBBL)

Proved Developed Producing	91.8	0.0	1.9	8.3	101.9
Proved Developed Non-Producing	18.7	0.0	0.6	2.8	22.1
Proved Undeveloped	76.9	0.0	2.6	10.9	90.4

Total Proved	187.4	0.0	5.1	22.0	214.4

(1)	Dry gas reserves are the dry, sweetened gas available for sale by Pemex Transformación Industrial at the tailgate of the processing plants.

Crude oil, condensate, plant liquids, and barrels of oil equivalent (BOE) volumes are expressed in millions of barrels (MMBBL); a barrel is equivalent to 42 United States gallons. Dry gas volumes are expressed in millions of barrels of oil equivalent (MMBOE), determined using dry gas conversion factors provided by PEP.

2100 ROSS AVENUE, SUITE 2200 • DALLAS, TEXAS 75201-2737 • PH: 214-969-5401 • FAX: 214-969-5411

When compared on a field-by-field basis, some of the estimates of PEP are greater and some are less than the estimates of Netherland, Sewell International, S. de R.L. de C.V. (NSI). However, in our opinion the estimates of reserves prepared by PEP shown herein are reasonable when aggregated at the total proved level and have been prepared in accordance with the Standards Pertaining to the Estimating and Auditing of Oil and Gas Reserves Information promulgated by the Society of Petroleum Engineers (SPE Standards). Additionally, these estimates are within the recommended 10 percent tolerance threshold set forth in the SPE Standards. We are satisfied with the methods and procedures used by PEP in preparing the January 1, 2016, estimates of reserves, and we saw nothing of an unusual nature that would cause us to take exception with the estimates, in the aggregate, as prepared by PEP.

The estimates shown herein are for proved reserves. PEP’s estimates do not include probable or possible reserves that exist for these properties. Reserves categorization conveys the relative degree of certainty; reserves subcategorization is based on development and production status. The estimates of reserves included herein have not been adjusted for risk.

Oil and gas prices were used only to confirm economic producibility and determine economic limits for the properties. It is our understanding that prices used by PEP are based on the 12-month unweighted arithmetic average of the first-day-of-the-month price for each month in the period January through December 2015. All prices are held constant throughout the lives of the properties.

Costs were used only to confirm economic producibility and determine economic limits for the properties. Operating costs used by PEP are based on historical operating expense records. These costs include district and regional overhead expenses along with costs to be incurred at the field level. Operating costs have been divided into field-level costs, per-well costs, and per-unit-of-production costs. No headquarters general and administrative overhead expenses of PEP or Petróleos Mexicanos are included. Capital costs used by PEP are based on authorizations for expenditure and actual costs from recent activity. Capital costs are included as required for workovers, new development wells, and production equipment. Abandonment costs used are PEP’s estimates of the costs to abandon the wells, platforms, and production facilities, net of any salvage value. Operating, capital, and abandonment costs are not escalated for inflation.

The reserves shown in this report are estimates only and should not be construed as exact quantities. Proved reserves are those quantities of oil and gas which, by analysis of engineering and geoscience data, can be estimated with reasonable certainty to be economically producible; probable and possible reserves are those additional reserves which are sequentially less certain to be recovered than proved reserves. Estimates of reserves may increase or decrease as a result of market conditions, future operations, changes in regulations, or actual reservoir performance. In addition to the primary economic assumptions discussed herein, estimates of PEP and NSI are based on certain assumptions including, but not limited to, that the properties will be developed consistent with current development plans as provided to us by PEP, that the properties will be operated in a prudent manner, that no governmental regulations or controls will be put in place that would impact the ability of PEP to recover the reserves, and that projections of future production will prove consistent with actual performance. If the reserves are recovered, the revenues therefrom and the costs related thereto could be more or less than the estimated amounts used to confirm economic producibility and determine economic limits for the properties. Because of governmental policies and uncertainties of supply and demand, the sales rates, prices received for the reserves, and costs incurred in recovering such reserves may vary from assumptions made while preparing these estimates.

It should be understood that our audit does not constitute a complete reserves study of the audited oil and gas properties. Our audit consisted primarily of substantive testing, wherein we conducted a detailed review of all properties making up the total proved reserves. In the conduct of our audit, we have not independently verified the accuracy and completeness of information and data furnished by PEP with respect to oil and gas production, well test data, historical costs of operation and development, product prices, or any agreements relating to current and future operations of the properties and sales of production. However, if in the course of our examination something came to our attention that brought into question the validity or sufficiency of any such information or data, we did not rely on such information or data until we had satisfactorily resolved our questions relating thereto or had independently verified such information or data. Our audit did not include a review of PEP’s overall reserves management processes and practices.

We used standard engineering and geoscience methods, or a combination of methods, including performance analysis, volumetric analysis, and analogy, that we considered to be appropriate and necessary to establish the conclusions set forth herein. As in all aspects of oil and gas evaluation, there are uncertainties inherent in the interpretation of engineering and geoscience data; therefore, our conclusions necessarily represent only informed professional judgment.

Supporting data documenting this audit, along with data provided by PEP, are on file in our office. The technical persons primarily responsible for conducting this audit meet the requirements regarding qualifications, independence, objectivity, and confidentiality set forth in the SPE Standards. Randolph K. Green, a Licensed Professional Engineer in the State of Texas, has been practicing consulting petroleum engineering at NSAI since 1983. John G. Hattner, a Licensed Professional Geoscientist in the State of Texas, has been practicing consulting petroleum geoscience at NSAI since 1991 and has 11 years of prior industry experience. We are independent petroleum engineers, geologists, geophysicists, and petrophysicists; we do not own an interest in these properties nor are we employed on a contingent basis.

Sincerely,

NETHERLAND, SEWELL INTERNATIONAL, S. DE R.L. DE C.V.

By:
Robert C. Barg, P.E.
President

Exhibit 10.4 (2 of 2)

PRESIDENT - ROBERT C. BARG VICE PRESIDENTS ALLEN E. EVANS, JR. RANDOLPH K. GREEN JOHN G. HATTNER C. H. (SCOTT) REES III DANNY D. SIMMONS DAN PAUL SMITH THOMAS M. SOUERS

April 29, 2016

Dr. José Antonio González Anaya

Petróleos Mexicanos

Avenida Marina Nacional No. 329

Torre Ejecutiva, Piso 44

Colonia Verónica Anzures

11300 Ciudad de México

México

Dear Dr. González Anaya:

In accordance with your request, we have audited the estimates prepared February 25, 2016, by Pemex Exploración y Producción (PEP), as of January 1, 2016, of the gross (100 percent) proved reserves in 23 fields located in Litoral de Tabasco District, Mexico. The Political Constitution of the United Mexican States provides that the Mexican nation owns all petroleum and other hydrocarbon reserves for these fields; however, these fields are currently operated by PEP. In accordance with the Energy Reform of 2014, the estimates in this report represent the gross (100 percent) proved reserves to be produced within the economic life of the properties. We have examined the estimates with respect to reserves quantities, reserves categorization, and future producing rates, using the definitions set forth In U.S. Securities and Exchange Commission (SEC) Regulation S-X Rule 4-10(a). Economic analysis was performed by PEP only to confirm economic producibility and determine economic limits for the properties. The estimates of reserves have been prepared in accordance with the definitions and regulations of the SEC and conform to the FASB Accounting Standards Codification Topic 932, Extractive Activities—Oil and Gas. We completed our audit on February 26, 2016. This report has been prepared for Petróleos Mexicanos’ use in filing with the SEC; in our opinion the assumptions, data, methods, and procedures used in the preparation of this report are appropriate for such purpose.

The following table sets forth PEP’s estimates of the gross (100 percent) reserves, as of January 1, 2016, for the audited properties:

	Gross (100%) Reserves
Category	Crude Oil (MMBBL)	Condensate (MMBBL)	Plant Liquids (MMBBL)	Dry Gas(1) (MMBOE)	BOE (MMBBL)

Proved Developed Producing	322.7	4.8	95.9	177.9	601.3
Proved Developed Non-Producing	68.0	1.2	18.7	34.7	122.5
Proved Undeveloped	281.7	6.4	15.4	117.7	421.2

Total Proved	672.4	12.4	129.9	330.3	1,145.0

Totals may not add because of rounding.

(1)	Dry gas reserves are the dry, sweetened gas available for sale by Pemex Transformación Industrial at the tailgate of the processing plants.

Crude oil, condensate, plant liquids, and barrels of oil equivalent (BOE) volumes are expressed in millions of barrels (MMBBL); a barrel is equivalent to 42 United States gallons. Dry gas volumes are expressed in millions of barrels of oil equivalent (MMBOE), determined using dry gas conversion factors provided by PEP.

2100 ROSS AVENUE, SUITE 2200 • DALLAS, TEXAS 75201-2737 • PH: 214-969-5401 • FAX: 214-969-5411

When compared on a field-by-field basis, some of the estimates of PEP are greater and some are less than the estimates of Netherland, Sewell International, S. de R.L. de C.V. (NSI). However, in our opinion the estimates of reserves prepared by PEP shown herein are reasonable when aggregated at the total proved level and have been prepared in accordance with the Standards Pertaining to the Estimating and Auditing of Oil and Gas Reserves Information promulgated by the Society of Petroleum Engineers (SPE Standards). Additionally, these estimates are within the recommended 10 percent tolerance threshold set forth in the SPE Standards. We are satisfied with the methods and procedures used by PEP in preparing the January 1, 2016, estimates of reserves, and we saw nothing of an unusual nature that would cause us to take exception with the estimates, in the aggregate, as prepared by PEP.

The estimates shown herein are for proved reserves. PEP’s estimates do not include probable or possible reserves that exist for these properties. Reserves categorization conveys the relative degree of certainty; reserves subcategorization is based on development and production status. The estimates of reserves included herein have not been adjusted for risk.

Oil and gas prices were used only to confirm economic producibility and determine economic limits for the properties. It is our understanding that prices used by PEP are based on the 12-month unweighted arithmetic average of the first-day-of-the-month price for each month in the period January through December 2015. All prices are held constant throughout the lives of the properties.

Costs were used only to confirm economic producibility and determine economic limits for the properties. Operating costs used by PEP are based on historical operating expense records. These costs include district and regional overhead expenses along with costs to be incurred at the field level. Operating costs have been divided into field-level costs, per-well costs, and per-unit-of-production costs. No headquarters general and administrative overhead expenses of PEP or Petróleos Mexicanos are included. Capital costs used by PEP are based on authorizations for expenditure and actual costs from recent activity. Capital costs are included as required for workovers, new development wells, and production equipment. Abandonment costs used are PEP’s estimates of the costs to abandon the wells, platforms, and production facilities, net of any salvage value. Operating, capital, and abandonment costs are not escalated for inflation.

The reserves shown in this report are estimates only and should not be construed as exact quantities. Proved reserves are those quantities of oil and gas which, by analysis of engineering and geoscience data, can be estimated with reasonable certainty to be economically producible; probable and possible reserves are those additional reserves which are sequentially less certain to be recovered than proved reserves. Estimates of reserves may increase or decrease as a result of market conditions, future operations, changes in regulations, or actual reservoir performance. In addition to the primary economic assumptions discussed herein, estimates of PEP and NSI are based on certain assumptions including, but not limited to, that the properties will be developed consistent with current development plans as provided to us by PEP, that the properties will be operated in a prudent manner, that no governmental regulations or controls will be put in place that would impact the ability of PEP to recover the reserves, and that projections of future production will prove consistent with actual performance. If the reserves are recovered, the revenues therefrom and the costs related thereto could be more or less than the estimated amounts used to confirm economic producibility and determine economic limits for the properties. Because of governmental policies and uncertainties of supply and demand, the sales rates, prices received for the reserves, and costs incurred in recovering such reserves may vary from assumptions made while preparing these estimates.

It should be understood that our audit does not constitute a complete reserves study of the audited oil and gas properties. Our audit consisted primarily of substantive testing, wherein we conducted a detailed review of all properties making up the total proved reserves. In the conduct of our audit, we have not independently verified the accuracy and completeness of information and data furnished by PEP with respect to oil and gas production, well test data, historical costs of operation and development, product prices, or any agreements relating to current and future operations of the properties and sales of production. However, if in the course of our examination something came to our attention that brought into question the validity or sufficiency of any such information or data, we did not rely on such information or data until we had satisfactorily resolved our questions relating thereto or had independently verified such information or data. Our audit did not include a review of PEP’s overall reserves management processes and practices.

We used standard engineering and geoscience methods, or a combination of methods, including performance analysis, volumetric analysis, analogy, and reservoir modeling, that we considered to be appropriate and necessary to establish the conclusions set forth herein. As in all aspects of oil and gas evaluation, there are uncertainties inherent in the interpretation of engineering and geoscience data; therefore, our conclusions necessarily represent only informed professional judgment.

Supporting data documenting this audit, along with data provided by PEP, are on file in our office. The technical persons primarily responsible for conducting this audit meet the requirements regarding qualifications, independence, objectivity, and confidentiality set forth in the SPE Standards. Andres F. Castaño, a Licensed Professional Engineer in the State of Texas, has been practicing consulting petroleum engineering at NSAI since 2013 and has 8 years of prior industry experience. Allen E. Evans, Jr., a Licensed Professional Geoscientist in the State of Texas, has been practicing consulting petroleum geoscience at NSAI since 1996 and has 13 years of prior industry experience. We are independent petroleum engineers, geologists, geophysicists, and petrophysicists; we do not own an interest in these properties nor are we employed on a contingent basis.

Sincerely,

NETHERLAND, SEWELL INTERNATIONAL, S. DE R.L. DE C.V.

By:
Robert C. Barg, P.E.
President